                                                               Exhibit 99-7(b)



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 14 to the Registration Statement (Form S-6 No. 33-76004) pertaining to Aetna Life Insurance and Annuity Company Variable Life Account B, and to the use therein of our report dated March 1, 2001, with respect to the financial statements of Aetna Life Insurance and Annuity Company Variable Life Account B.


                                    /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 25, 2001